                                                                               .
                                                                               .
                                                                               .
                                   EXHIBIT 21

                                  SUBSIDIARIES

Name                                        State of Incorporation
----                                        ----------------------
The Home Loan Savings Bank                  Ohio

Home Loan Financial Services, Inc.          Ohio

Coshocton County Title Agency, LLC*         Ohio

*HLFC owns 33% of the outstanding membership interests.

                                                                             46.